UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 21, 2017
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On September 26, 2017, Darden Restaurants, Inc. (the Company) issued a news release entitled “Darden Restaurants Reports Fiscal 2018 First Quarter Results and Reaffirms Financial Outlook for the Full Fiscal Year,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the slide presentation accompanying the Company’s conference call will be posted on the Company’s website.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors of the Company (the Board) held on September 21, 2017, the Board approved the termination of the following agreements between the Company and the Company’s President and Chief Executive Officer, Eugene I. Lee, Jr.:

(a) the Employment Agreement dated April 28, 2003, a First Amendment of Employment Agreement dated October 27, 2004, a Second Amendment of Employment Agreement dated October 27, 2005, a Third Amendment of Employment Agreement dated October 27, 2006, and a Fourth Amendment of Employment Agreement, dated December 15, 2006, all between Mr. Lee and RARE Hospitality Management, Inc., an indirect wholly owned subsidiary of the Company (the Lee RARE Agreement); and

(b) a letter agreement between the Company and Mr. Lee dated August 13, 2007 (the Lee Letter Agreement) pursuant to which certain provisions of the Lee RARE Agreement were incorporated into the Lee Letter Agreement and the Lee RARE Agreement was otherwise terminated.

The Board terminated the Lee RARE Agreement and the Lee Letter Agreement because the only remaining operative provisions of those agreements related to non-competition and non-solicitation of Company employees. Those provisions have been superseded by provisions covering non-competition and non-solicitation of Company employees contained in various equity award agreements and in the Change in Control Agreement between the Company and Mr. Lee and the replacement provisions were determined to be more effective and beneficial to the Company. The forms of the Company’s equity award agreements and the Change in Control Agreement with Mr. Lee are filed with and/or listed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended May 28, 2017, filed with the Commission on July 21, 2017.

There were no amounts payable to Mr. Lee under or in connection with the termination of either the Lee RARE Agreement or the Lee Letter Agreement, as no compensatory provisions remained operative under either agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)
The Annual Meeting of Shareholders of the Company was held on September 21, 2017 in Orlando, Florida. On September 21, 2017, Peter W. Descovich, the independent Inspector of Election for the Annual Meeting, delivered to the Company his final, certified vote results.

(b)
The name of each director elected at the meeting, a brief description of each other matter voted upon, and the voting results, are provided below. At the Annual Meeting, the shareholders took the following actions:

(i)	Voted on the election of 8 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, as follows:

Nominees	For	Withheld	Broker Non-Votes
Margaret Shân Atkins	96,343,141	1,260,253	10,742,788
Bradley D. Blum	95,843,149	1,760,245	10,742,788
James P. Fogarty	96,808,803	796,591	10,742,788
Cynthia T. Jamison	96,352,849	1,250,545	10,742,788
Eugene I. Lee, Jr.	96,857,828	745,566	10,742,788
Nana Mensah	96,931,691	671,703	10,742,788
William S. Simon	96,896,158	707,236	10,742,788
Charles M. Sonsteby	94,304,026	3,299,368	10,742,788

Based on these results, the following nominees were elected as directors at the Annual Meeting, each to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified: Margaret Shân Atkins, Bradley D. Blum, James P. Fogarty, Cynthia T. Jamison, Eugene I. Lee, Jr., Nana Mensah, William S. Simon and Charles M. Sonsteby.

(ii)	Approved a resolution providing advisory approval of the Company’s executive compensation.

For	94,347,561
Against	2,746,757
Abstain	509,076
Broker Non-Vote	10,742,788

(iii)	Approved a resolution providing an advisory vote on the frequency of future advisory votes on executive compensation.

One Year	79,098,583
Two Years	194,095
Three Years	18,129,011
Abstain	181,705
Broker Non-Vote	10,742,788

(iv) Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 27, 2018.

For	104,153,477
Against	4,061,080
Abstain	131,625
Broker Non-Vote	0

(iv)	Did not approve the shareholder proposal requesting that the Company adopt a policy to phase out routine use of antibiotics in the meat and poultry supply chain.

For	11,567,928
Against	79,040,917
Abstain	6,994,549
Broker Non-Vote	10,742,788

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	News release dated September 26, 2017, entitled “Darden Restaurants Reports Fiscal 2018 First Quarter Results and Reaffirms Financial Outlook for the Full Fiscal Year.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President and Chief Financial Officer
Date: September 26, 2017

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